Exhibit 11

LONE STAR INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
Computation of Earnings Per Common Share (Unaudited)
(In Thousands Except Per Share Amounts)


                                                                 Predecessor
                                    Successor Company              Company

                               For the      For the     For the  |  For the
                           Three Months  Three Months  Six Months|Three Months
                                Ended        Ended       Ended   |    Ended
                               June 30,     June 30,    June 30, |  March 31,
                                 1995        1994        1995    |     1994
                                                                 |
PER SHARE OF COMMON STOCK - PRIMARY                              |
                                                                 |
Income (loss) before preferred                                   |
  dividends                      $ 12,133   $  7,914    $  7,051 |  ($23,118)
 Provisions for preferred                                        |
  dividends                          -          -           -    |     1,278
 Net interest expense reduction(1)    558        670       1,172 |      -
Net income (loss) applicable to                                  |
  common stock                   $ 12,691   $  8,584    $  8,223 |  ($24,396)
                                                                 |
Weighted average shares                                          |
  outstanding during period        12,071     12,000      12,069 |      -
 Options and warrants in excess of                               |
   20% limit                        2,227      1,774       2,227 |      -
Weighted average shares                                          |
  outstanding during period        14,298     13,774      14,296 |     n/m (2)
                                                                 |
 Net income per common share     $   0.89   $   0.62    $   0.58 |     n/m (2)
                                                                 |
                                                                 |
PER SHARE OF COMMON STOCK ASSUMING                               |
  FULL DILUTION                                                  |
                                                                 |
Income (loss) before preferred                                   |
  dividends                      $ 12,133   $  7,914    $  7,051 |  ($23,118)
 Plus: Net interest expense                                      |
   reduction (1)                      537        670       1,072 |      -
Net income (loss)                $ 12,670   $  8,584    $  8,123 |  ($23,118)
                                                                 |
                                                                 |
Weighted average shares                                          |
  outstanding during period        12,071     12,000      12,069 |     n/m
Options and warrants in excess                                   |
  of 20% limit (1)                  2,227      1,774       2,227 |      -
                                                                 |
Fully diluted shares outstanding   14,298     13,774      14,296 |     n/m (2)
                                                                 |
Net income per common share                                      |
  assuming full dilution         $   0.89   $   0.62    $   0.57 |     n/m (2)


(1)	Due to the fact that the Company's aggregate number of common stock equivalents is in excess of 20% of its outstanding common stock, fully diluted earnings per share has been calculated using the modified treasury stock method for the three and six months ended June 30, 1995 and the three months ended June 30, 1994.

(2)	Earnings per share for the three months ended March 31, 1994 are not meaningful due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock. Earnings per share amounts for the Successor Company are not comparable to those of the Predecessor Company.